Exhibit 99.1

ASTROTECH ANNOUNCES DATE FOR FISCAL YEAR 2022 ANNUAL MEETING AND DEADLINES FOR STOCKHOLDER PROPOSALS

Austin, Texas – August 24, 2022 – Astrotech Corporation (Nasdaq: ASTC) (the “Company”) announced its plans to hold its fiscal year 2022 annual meeting of stockholders (the “2022 Annual Meeting”) on Tuesday, November 15, 2022. The 2022 Annual Meeting will be held at 9:00 a.m. Central Time. Current plans are for the meeting to be in person in Austin, Texas at the Company’s main office. The Company anticipates sending proxy materials for the annual meeting to stockholders in September 2022.

Astrotech Corporation 2022 Annual Meeting of Stockholders

Astrotech Corporation Main Office

2105 Donley Drive, Suite 100, Austin, Texas 78758

November 15, 2022

Submission of Stockholder Proposals

Given that the date of the 2022 Annual Meeting differs by more than 30 days from the anniversary date of the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”), pursuant to Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby providing notice of the deadlines for submission of stockholder proposals pursuant to Rule 14a-8 under the Exchange Act and for any nomination for election to the Board of Directors of the Company (the “Board”) or a proposal of business (other than pursuant to Rule 14a-8 of the Exchange Act), in each case, with respect to the 2022 Annual Meeting. The Company will publish additional details regarding the exact time, location, record date, and matters to be voted on at the 2022 Annual Meeting in the Company’s proxy statement for the 2022 Annual Meeting.

Under the Company’s Bylaws (the “Bylaws”), because the date of the 2022 Annual Meeting is more than 30 days before the anniversary date of the 2021 Annual Meeting, in order for a nomination for election to the Board or a proposal of business (other than pursuant to Rule 14a-8 of the Exchange Act) to be presented at the 2022 Annual Meeting, a stockholder of record must deliver proper notice to our Secretary (Astrotech Corporation, 2105 Donley Drive, Suite 100, Austin, Texas 78758, Attention: Secretary) no later than 6:00 p.m. Central Time on September 3, 2022.

Given that the date of the 2022 Annual Meeting will be more than 30 days from the anniversary of the Company’s 2021 Annual Meeting, the deadline for submission of proposals by stockholders for inclusion in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act, will be Monday, September 12, 2022 (which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2022 Annual Meeting). Any such proposal must also meet the requirements set forth in the rules and regulations of the Exchange Act in order to be eligible for inclusion in the proxy materials for the 2022 Annual Meeting.

About Astrotech

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530